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EXHIBIT 23.1

CONSENT OF KPMG LLP

        We consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 33-15680, 333-10919, 333-10965, 333-57651, 333-66149, 333-68621, and 333-35274), Form S-4 (Nos. 333-47633, 333-70912, 333-81694, and 333-81782) and Form S-8 (Nos. 33-4041, 33-9570, 33-12119, 33-37827, 33-56762, 33-65123, 33-83402, 333-07413, 333-30947, 333-66147, 333-67341, 333-90133, 333-90139, 333-35102, 333-41140, 333-41138, 333-66980, and 333-70912) of The Titan Corporation and in the related Prospectuses, of our report dated March 15, 2002, except as to Note 14, which is as of March 21, 2002, with respect to the consolidated balance sheets of GlobalNet, Inc. and subsidiary (the "Company") as of December 31, 2001 and 2000, and the related consolidated statements of operations, stockholders' deficit and cash flows for each of the years in the three-year period ended December 31, 2001, which report appears in the Form 8-K of The Titan Corporation filed on or about March 25, 2002.

/s/ KPMG LLP

Chicago, Illinois
March 25, 2002

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CONSENT OF KPMG LLP